Exhibit 99.2

OFFICEMAX INCORPORATED

Restricted Stock Unit Award Agreement

Elected Officers

This Restricted Stock Unit Award (the “Award”), is granted on February                , 2007 (the “Award Date”), by OfficeMax Incorporated (“OfficeMax”) to <<insert name>> (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”) and pursuant to the following terms:

1.                                       The Award is subject to all the terms and conditions of the Plan.  All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan.  If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the  terms of this Award Agreement shall supersede and replace the conflicting terms of the Plan.

2.                                       You are hereby awarded a potential grant of <<insert #RSUs>> restricted stock units (your “Potential RSU Award”) at no cost to you, subject to the restrictions set forth in the Plan and this Agreement.

3.                                       Your Potential RSU Award shall be null and void if OfficeMax’s Return on Net Assets (RONA) for fiscal years 2007 and 2008, as calculated by OfficeMax in its sole discretion, does not reach a minimum amount.  For 2007 and 2008, the RONA minimum of        % for each year must be reached or the RSU award shall be null and void.

4.                                       Once the RONA target set forth in paragraph 3 above has been met, the sum of OfficeMax’s reported Earnings Before Interest and Taxes (“EBIT” ) for its 2007 and 2008 fiscal years as calculated by OfficeMax in its sole discretion, must equal at least $            million (the “EBIT Minimum”).

5.                                       If OfficeMax achieves the RONA and EBIT Minimums, then your Potential RSU Award will be adjusted as follows:  one half will be adjusted based upon OfficeMax’s 2007 Return on Sales (“ROS”) as described below, and the other half will be adjusted based upon OfficeMax’s 2008 ROS.  ROS means the ratio of reported operating profit to reported Net Sales, expressed as a percentage, for OfficeMax during the relevant fiscal year, as calculated by OfficeMax in its sole discretion.  “Net Sales” means the gross sales or revenues less returns, allowances, rebates, and coupons for OfficeMax, as calculated by OfficeMax in its sole discretion.

                                                The first half of your Potential RSU Award shall be adjusted for 2007 ROS in accordance with the following chart and shall vest on February        , 2009, and payable as soon as practical thereafter:

2007 Return on Sales	Percentage of Potential RSU Award (Based on Number of RSUs Granted at Target)

The second half of your Potential RSU Award shall be adjusted for 2008 ROS in accordance with the following chart and shall vest on February         , 2010, and payable as soon as practical thereafter:

2007 Return on Sales	Percentage of Potential RSU Award (Based on Number of RSUs Granted at Target)

Where ROS falls between the numbers shown on the tables above, the Percentage of Potential RSU Award shall be calculated using straight-line interpolation.

6.                                       The restrictions on the restricted stock units earned (after application of paragraphs 3, 4 and 5 above) will lapse and the units will vest at the times set forth in paragraph 5, above.

a.                                       If your termination of employment occurs before February       , 2009 and:  (i) you are involuntarily terminated in a situation qualifying you for severance payments under a Company plan, (ii) you terminate employment as a result of your death or total and permanent disability, or (iii) you voluntarily terminate employment and at the time of your termination you are at least age 55 and have at least 10 years of employment with OfficeMax, then the restrictions will lapse so that your restricted stock units shall vest in a pro rata manner as follows:

A.                                   A pro rata portion of the percentage of the unvested units which would have otherwise vested February       , 2009 based on the number of full months worked since the Award Date over 24 months, plus

B.                                     A pro rata portion of the percentage of unvested units which would have otherwise vested February       , 2010 based on the number of full months worked since the Award Date over 36 months.

b.                                      If your termination of employment occurs between February       , 2009, and February       , 2010 and:  (i) you are involuntarily terminated in a situation qualifying you for severance payments under a Company plan, (ii) you terminate employment as a result of your death or total and permanent disability, or (iii) you voluntarily terminate employment and at the time of your termination you are at least age 55 and have at least 10 years of employment with OfficeMax, then the restrictions on the unvested units which would have otherwise vested February        , 2010, will lapse based on the number of full months worked since the Award Date over 36 months.

c.                                       You must be employed with the Company for a minimum of six months during fiscal years 2007 or 2008 in order to be eligible for a pro rata payment under the terms of paragraph 6.a or 6.b.

d.                                      Any units you receive under paragraphs 6.a or 6.b will be paid as soon as the Company’s relative achievement of the performance measures has been determined and applied to your Award as described in paragraphs 3, 4  and 5, or within 30 days of your termination, if later.  Any unvested units remaining after payout will be forfeited.

e.                                       In the event of the death of a participant, payment with respect to the units shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution.

f.                                         Upon your voluntary or involuntary termination for any other reason, all units not yet vested at the time of termination will be immediately forfeited.

7.                                       In the event of a Change in Control (as defined in the Plan) prior to the third anniversary of the Award Date, the continuing entity may either continue this Award or replace this Award with an award of at least equal value with terms and conditions not less favorable than the terms and conditions provided in this Award Agreement, in which case the Award will vest according to the terms of the applicable Award Agreement.  If the continuing entity does not so continue or replace this Award, or if you experience a “qualifying termination” (such term to be defined in an agreement providing specific benefits upon a change in control or in the Plan), the Restriction Period will lapse with respect to all units not vested at the time of the Change in Control or your termination (as applicable), and all units will vest immediately.

8.                                       The units awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting.  Any attempt to transfer your rights in the awarded units prior to vesting will result in the immediate forfeiture of the units.  Subject to the approval of the Company in its sole discretion, units may be transferable to members of the immediate family of the participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders.

9.                                       You will not receive dividends or dividend units on the awarded units.  With respect to the awarded units, you are not a shareholder and do not have any voting rights until the units vest.

10.                                 Vested restricted stock units will be paid to you in whole shares of OfficeMax common stock; provided, however, that, if in OfficeMax’s good faith determination, some or all of the remuneration attributable to this payment is not deductible by OfficeMax for federal income tax purposes pursuant to Section 162(m) of the Code, then payment of such units will occur the day following the six month anniversary of your termination of employment with OfficeMax.

11.                                 The amount of shares to be paid to you will be reduced by that number of shares having a Fair Market Value equal to the required federal and state withholding amounts triggered by the vesting of your restricted stock units; provided, however, that you may elect within 60 calendar days from the Award Date to satisfy such withholding requirements in cash. Partial shares, if any, will be paid in cash and applied towards withholding.

12.                                 Acceptance of Terms and Conditions.  By electronically accepting this Award within 30 days after the date of the electronic mail notification by the Company  of the grant of this Award (“Email Notification Date”),  the Awardee agrees to be bound by the foregoing terms and conditions, and all rules and regulations established by the Company in connection with awards issued under this Award Agreement.  If the Awardee does not electronically accept this Award within 30 days of the Email Notification Date, Awardee will not be entitled to this Award